THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this "**Amendment**") is made and entered into as of the 31st day of August, 2016, with the intent to be bound hereby as of May 1, 2016, by and between **JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)**, a wholly owned subsidiary of Manulife Financial Corporation ("**Landlord**"), and **THE WILLIAM CARTER COMPANY**, a Massachusetts corporation doing business as Carter's ("**Tenant**").

WITNESSETH:

WHEREAS, Phipps Tower Associates, LLC ("**Original Landlord**") and Tenant entered into that certain Lease Agreement (the "**Original Lease**") dated December 14, 2012, as amended by that certain First Amendment to Lease Agreement dated February 28, 2013, as further amended by that certain Second Amendment to Lease Agreement (the "**Second Amendment**") dated June 17, 2013, as further amended by that certain letter agreement dated November 13, 2013, and as further amended by that certain letter agreement dated March 11, 2014 (collectively, as so amended, the "**Existing Lease**"; the Existing Lease, as amended by this Amendment, the "**Lease**"), for certain premises in the building known as Phipps Tower and located at 3438 Peachtree Road, Atlanta, Georgia (the "**Building**"), consisting of approximately 291,610 square feet of Rentable Area (the "**Existing Premises**");

WHEREAS, Tenant has exercised its First Expansion Option for the 2nd Floor Option Space (as defined in the Second Amendment), being Suite 200 consisting of approximately 12,403 square feet of Rentable Area, as more particularly shown on Schedule "G-6" to the Second Amendment (the "**2nd Floor Expansion Space**"); and

WHEREAS, Landlord and Tenant desire to evidence the expansion of the Existing Premises pursuant to the First Expansion Option and to amend certain other terms and conditions of the Existing Lease by means of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Existing Lease is hereby amended and the parties hereto do hereby agree as follows:

1. Recitals; Capitalized Terms. The recitals set forth herein above are incorporated herein as if restated in their entirety. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Existing Lease.

2. Premises. The parties acknowledge and agree that the Premises have been and are comprised of the following:

(a) Effective as of May 1, 2014, Tenant leased a total of 274,901 square feet of Rentable Area on floors 3-7, 10, and 16-20 of the Building, pursuant to the Lease. The Rentable Area is comprised of 144,451 square feet on floors 10-20 and 130,450 square feet on floors 3-7 (collectively, the "**Initial Premises**").

(b) Effective as of May 1, 2015, Tenant leased an additional 16,708 square feet of Rentable Area on the 8th floor of the Building pursuant to Special Stipulation I.3. of Schedule "G" to the Original Lease, as amended by Section 5 of the Second Amendment. Therefore, the total Rentable Area of the Premises increased to 291,610 square feet, comprised of 144,451 square feet on floors 10-20 and 147,159 square feet on floors 3-8 (collectively, the "**Existing Premises**").

(c) Pursuant to **Paragraph 3** below, effective as of May 1, 2016, Tenant leases an additional 12,403 square feet of Rentable Area on the 2nd floor of the Building pursuant to Special Stipulation I.1. of Schedule "G" to the Original Lease, as amended by Section 5 of the Second Amendment (as amended, the "**First Expansion Option**"), including but not limited to Tenant's rights to an Allowance and an Abatement in the amounts set forth in this Amendment (calculated in accordance with the First Expansion Option). Therefore, the total Rentable Area increases to 304,013 square feet, divided into 144,451 square feet on floors 10-20 and 159,562 square feet on floors 2-8.

3. Grant of 2nd Floor Expansion Space. Effective as of May 1, 2016 (the "**2nd Floor Commencement Date**"), Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord, for the entire Term, as may be extended, and subject to and in accordance with the terms of the Lease, the 2nd Floor Expansion Space. As of the 2nd Floor Commencement Date, and subject to the terms of the Lease: (a) the 2nd Floor Expansion Space shall be subject to all of the terms and conditions of the Lease (including the insurance and indemnity provisions of the Lease) for the entire Term, as may be extended; (b) all references in the Lease to the "Premises" or the "Leased Premises" shall be deemed to include the Existing Premises and the 2nd Floor Expansion Space; (c) the total Rentable Area of space leased on floors 2-20 of the Building pursuant to the Lease shall be 304,013 square feet of Rentable Area in the Building; (d) the Allocated Permits in the Building's Parking Facility shall be adjusted by Landlord (or Landlord's designee) to include the 2nd Floor Expansion Space in accordance with the terms of Paragraph 28 of the Original Lease (i.e., the Allocated Permits shall be increased by 30 parking spaces in the Parking Facility). Landlord and Tenant acknowledge and agree that the foregoing expansion is pursuant to an exercise by Tenant of the First Expansion Option. Landlord and Tenant further acknowledge and agree that any further expansion pursuant to the First Expansion Option requires notice on or before December 31, 2015, that Tenant has not given any such notice to Landlord (except with respect to the 2nd Floor Expansion Space), and that therefore such provision is of no further force or effect and is hereby deleted from the Lease (subject only to the expansion hereunder respecting the 2nd Floor Expansion Space). The parties acknowledge that Landlord gave, and Tenant accepted, possession of the 2nd Floor Expansion Space on May 1, 2016, and that Tenant may commence construction of its leasehold improvements at any time thereafter.

4. Basic Rent. Tenant shall continue to pay Basic Rent with respect to the Existing Premises pursuant to the terms of the Existing Lease. From and after the 2nd Floor Commencement Date, Basic Rent with respect to the 2nd Floor Expansion Space shall be as follows (which shall be paid in addition to, and concurrent with, Basic Rent for the Existing Premises):

Period	Annual Rate/RSF	Annual Basic Rent	Monthly Basic Rent
May 1, 2016 – April 30, 2017	\$20.00	\$248,060.04	\$20,671.67

Period	Annual Rate/RSF	Annual Basic Rent	Monthly Basic Rent
May 1, 2017 – April 30, 2018	$20.80	$257,982.36	$21,498.53
May 1, 2018 – April 30, 2019	$20.80	$257,982.36	$21,498.53
May 1, 2019 – April 30, 2020	$20.80	$257,982.36	$21,498.53
May 1, 2020 – April 30, 2021	$21.63	$268,276.92	$22,356.41
May 1, 2021 – April 30, 2022	$21.63	$268,276.92	$22,356.41
May 1, 2022 – April 30, 2023	$21.63	$268,276.92	$22,356.41
May 1, 2023 – April 30, 2024	$22.50	$279,067.56	$23,255.63
May 1, 2024 – April 30, 2025	$22.50	$279,067.56	$23,255.63
May 1, 2025 – April 30, 2026	$22.50	$279,067.56	$23,255.63
May 1, 2026 – April 30, 2027	$23.40	$290,230.20	$24,185.85
May 1, 2027 – April 30, 2028	$23.40	$290,230.20	$24,185.85
May 1, 2028 – April 30, 2029	$23.40	$290,230.20	$24,185.85
May 1, 2029 – April 30, 2030	$24.34	$301,889.04	$25,157.42

Notwithstanding the foregoing Basic Rent schedule, pursuant to the terms of the First Expansion Option, Tenant shall be entitled to (i) an abatement of monthly Basic Rent for the 2nd Floor Expansion Space for the initial ten and one-half (10.5) months from and after the 2nd Floor Commencement Date (the "**Expansion Abatement Period**"), plus (ii) an abatement of Tenant's payments of Additional Rent attributable to the 2nd Floor Expansion Space during the Expansion Abatement Period and (iii) an abatement of Tenant's 30 Allocated Permits attributable to the 2nd Floor Expansion Space during the Expansion Abatement Period (items (i) through (iii), collectively, the "**Expansion Abatement**"). In the event of a monetary Event of Default by Tenant under the Lease during the initial Term beyond any applicable notice and cure periods, which results in an early termination of the Lease, the foregoing Expansion Abatement shall be amortized on a straight-line basis over the period commencing upon May 1, 2016, and running through and including the last day of the initial Term, and any unamortized amounts of the Expansion Abatement at the time of such early termination of the Lease shall become a component of Landlord's damages under the Lease.

5. Additional Rent/Taxes and Operating Expenses. Tenant shall continue to pay Additional Rent pursuant to the terms of the Existing Lease; provided, however, that as of the 2nd Floor Commencement Date (and subject to the Expansion Abatement as set forth in **Paragraph 4 above**), the following definitions in Section 2(d) of Schedule "C" of the Original Lease are amended as follows:

(a) Tenant's Proportionate Share = 304,013 ÷ 481,703 = 0.63112 = 63.112%.

(b) Fitness Facility Proportionate Share of the Building = 4,000 ÷ 481,703 = 0.0083 = 0.83%.

(c) Tenant's Proportionate Share plus its Proportionate Share of the Fitness Facility = 0.63112 + (0.0083 x 0.63112) = 0.636358 = 63.6358%.

6. Acceptance of Premises; Improvements to 2nd Floor Expansion Space.

(a) The parties acknowledge that Landlord gave possession of the 2nd Floor Expansion Space to Tenant on May 1, 2016, and Tenant accepted possession on such date.

(b) Tenant shall have the right to make improvements to the 2nd Floor Expansion Space subject to and in accordance with the terms and conditions of Schedule "F" of the Original Lease, *mutatis mutandis*; provided, however, that (i) Tenant shall not have any right to utilize the Staging Area during construction of the Leasehold Improvements in and to the 2nd Floor Expansion Space, (ii) the list of pre-approved contractors attached to the Original Lease as Schedule "F-2" is hereby deleted and replaced with **Schedule "F-2"** attached hereto and incorporated herein by this reference, (iii) pursuant to the terms of the First Expansion Option, all references to the "Allowance" shall refer to a sum equal to $73.0625 per square foot of Rentable Area of the 2nd Floor Expansion Space (i.e., $906,194.19 in the aggregate), (iv) pursuant to the terms of the First Expansion Option, all references to the "Discretionary Portion of the Allowance" shall refer to a sum equal to $17.50 per square foot of Rentable Area of the 2nd Floor Expansion Space (i.e., $217,052.50 in the aggregate), (v) all references in Paragraph 6 of Schedule "F" to "2015" are hereby deleted and replaced with "2017", (vi) there shall be no Test Fit Allowance, and (vii) with respect to Paragraph 16 of Schedule "F", (1) Landlord shall be responsible for ensuring that upon delivery of the 2nd Floor Expansion Space to Tenant, that all mechanical and electrical systems including all existing VAV units are installed and are in proper working order, (2) Landlord represents and warrants that the common corridor on the 2nd floor has already been created and the corridor and elevator lobby have already been improved using Building standard finishes, and no further Partial Floor Work is required, and (3) the parties agree that there is no Cross-Over Floor Work applicable to Tenant's expansion hereunder.

7. Brokers. Each party represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Cushman & Wakefield, which represented Tenant in the negotiating and making of this Amendment (and shall be paid a commission by Landlord in accordance with a separate agreement), and each party agrees to indemnify and hold the other party and such other party's agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys' fees and costs, incurred by such other party in conjunction with any such claim or claims of any other broker or brokers claiming to have represented the indemnifying party in connection with this Amendment.

8. Headings. The headings used herein are provided for convenience only and are not to be considered in construing this Amendment.

9. Entire Agreement. This Amendment represents the entire agreement between the parties with respect to the subject matter hereof. Landlord and Tenant agree that there are no collateral or oral agreements or understandings between them with respect to the Existing Premises, the Expansion Space or the Building other than the Existing Lease and this Amendment. This Amendment supersedes all prior negotiations, agreements, letters or other statements with respect to the matters addressed herein.

10. Binding Effect. This Amendment shall not be valid and binding on Landlord and Tenant unless and until it has been completely executed by and delivered to both parties.

11. Confirmation of Lease. Except as expressly amended and modified by this Amendment, the Existing Lease shall otherwise remain unmodified and in full force and effect, and the parties hereto hereby ratify and confirm the same. To the extent of any inconsistency between the Existing Lease and this Amendment, the terms of this Amendment shall control.

*[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES BEGIN ON THE FOLLOWING PAGE]*

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment under seal as of the day and year first above written.

LANDLORD:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), a Michigan corporation, and wholly owned subsidiary of Manulife Financial Corporation

By: [signature]
Name: Richard J. Strom
Title: Managing Director, Southeast-US Real Estate Asset Management

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

TENANT:

THE WILLIAM CARTER COMPANY,
a Massachusetts corporation

By: /s/ Richard F. Westenberger
Name: Richard Westenberger
Title: EVP & CFO

SCHEDULE "F-2"

APPROVED SUBCONTRACTORS

Mechanical	Maxair Mechanical & McKenney's Mechanical
Plumbing	Maxair Mechanical & McKenney's Mechanical
Air Conditioning	Maxair Mechanical & McKenney's Mechanical
Sheet Metal	Maxair Mechanical & McKenney's Mechanical
BAS Controls	Waypoint Systems
Air Balancing	Research Air Flo, Inc.
Water Treatment	Momar/Aquatrol
Electrical	Allison-Smith, Pirkle Electric & MacLean Riggins
Lighting Control	Allison-Smith, Pirkle Electric & MacLean Riggins
Tenant Metering	Pirkle Electric
Fire Systems	Advantage Fire Sprinkler & Century Fire Protection
Mill Work	Onsite
Voice/Data Cabling	ATS Cabling
Windows and Glass Doors	Atlanta Contract Glazing
Elevators	Otis USA Inc.
Parking	Laz Parking
Fire Alarm System	Convergint Technologies
Security Systems	Innovative Electronic Controls
Cleaning	Allied Cleaning